UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 26, 2019 (June 25, 2019)

NEWELL BRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

221 River Street

Hoboken, New Jersey 07030

(Address of principal executive offices including zip code)

(201) 610-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1 par value per share	NWL	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As reported on March 15, 2019, Michael B. Polk will be retiring from his position as President, Chief Executive Officer (“CEO”) and Director of Newell Brands Inc. (the “Company”) at the end of the second quarter 2019 and the Company’s Board of Directors (the “Board”) is conducting a search for a new CEO. Subsequent to Mr. Polk’s retirement on June 28, 2019, the size of the Board will be reduced to eleven members.

On June 26, 2019, the Company announced that Christopher Peterson, the Company’s current Executive Vice President and Chief Financial Officer, has been appointed Interim CEO, effective June 28, 2019. Mr. Peterson will continue to serve as Executive Vice President and Chief Financial Officer, a position in which he has served since December 2018. A copy of the news release dated June 26, 2019 announcing Mr. Peterson’s appointment as Interim CEO is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Mr. Peterson, age 52, served as the Executive Vice President and Chief Operating Officer, Operations of Revlon, Inc. (a global beauty company) (“Revlon”) from April 2018 to August 2018. Prior to that, Mr. Peterson served as Revlon’s Chief Operating Officer, Operations & Chief Financial Officer from June 2017 until March 2018, and as Chief Operating Officer, Operations from April 2017 until June 2017. Prior to joining Revlon, Mr. Peterson held several senior management roles at Ralph Lauren Corporation (a designer, marketer and distributor of premium lifestyle products), including serving as President, Global Brands from April 2015 to May 2016, Executive Vice President, Chief Administrative Officer & Chief Financial Officer from November 2013 to March 2015 and Senior Vice President and Chief Financial Officer from September 2012 to November 2013. Previously, Mr. Peterson held several financial management positions at The Procter & Gamble Company (a global consumer products company) from 1992 to 2012.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Peterson and any of the Company’s executive officers or directors or persons nominated or chosen to become directors or executive officers. There is no arrangement or understanding between Mr. Peterson and any other person pursuant to which Mr. Peterson was appointed as Interim CEO of the Company. There are no transactions requiring disclosure under Item 404(a) of Regulation S-K.

In connection with his appointment as Interim CEO, Mr. Peterson and the Company entered into a compensation arrangement dated June 25, 2019 (the “Interim CEO Offer Letter”). In addition to the compensation and benefits described in Mr. Peterson’s Compensation Arrangement, dated November 21, 2019, filed with the U.S. Securities and Exchange Commission with the Company’s 2018 Annual Report on Form 10-K on March 4, 2019 (the “2018 Compensation Arrangement”), Mr. Peterson will be entitled to receive the following compensation and benefits:

(i)

An increase in base salary from $400,000 to $700,000 for the period from July 1, 2019 through December 31, 2019, with Mr. Peterson’s annual base salary to return to its present level of $800,000 as of January 1, 2020;

(ii)

An increase in target bonus opportunity from $400,000 to $850,000 for the period from July 1, 2019 through December 31, 2019, for a full year 2019 target bonus opportunity of $1.25 million under the Company’s Management Cash Bonus Plan (the “Bonus Plan”), with Mr. Peterson’s target bonus opportunity to return to 100% of base salary as of January 1, 2020; and

(iii)

An interim service award of performance based restricted stock units (“RSUs”) with a value of $1.75 million based on the closing price of the Company’s common stock on the date of grant (the “Interim Service Award”). Vesting of the Interim Service Award will occur partially on July 1, 2020 (57%) and partially on December 31, 2020 (43%), subject in each case to the Company’s achievement of an adjusted operating cash flow target during the performance period commencing June 1, 2019 and ending June 30, 2020, as approved by the Board of Directors, as well as Mr. Peterson’s continued employment through each of the vesting dates. If Mr. Peterson terminates employment prior to the vesting of the award, unvested portions of the Interim Service Award will be forfeited unless provided otherwise in the Interim CEO Offer Letter, the applicable RSU Award Agreement (the “2019 Interim CEO RSU Award Agreement”) or his Employment Security Agreement.

In the event that Mr. Peterson terminates his employment during the time period between July 1, 2020 and August 31, 2020, upon at least sixty days written notice to the Company, he will be entitled to receive (i) a pro-rated bonus under the Bonus Plan based upon eligible earnings for the amount of days worked in 2020, to be paid out by March 15, 2021 on the basis of actual corporate performance levels as determined by the Board; (ii) a pro-rata portion of previously granted RSU awards (other than the Interim Service Award) that would vest during the three year period after his termination (subject to the satisfaction of any applicable performance conditions); and (iii) a waiver of any repayment obligations under the Company’s Executive Relocation Program. Mr. Peterson has the option to extend the applicable time period and notice dates to terminate employment (described above) by an additional six months in each case, upon providing written notice prior to June 30, 2020.

In the event that Mr. Peterson is terminated for any reason other than good cause (as defined in the 2018 Compensation Arrangement), Mr. Peterson will be entitled to have any unvested RSUs granted under the 2019 Interim CEO RSU Award Agreement continue to vest through the applicable vesting dates (subject to the satisfaction of any applicable performance conditions), in addition to any other benefits set forth in the 2018 Compensation Arrangement.

The foregoing summary is qualified in its entirety by reference to the Interim CEO Offer Letter and the 2019 Interim CEO RSU Award Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release of Newell Brands Inc. dated June 26, 2019

10.1	Interim CEO Offer Letter dated June 25, 2019

10.2	2019 Interim CEO Restricted Stock Unit Agreement Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWELL BRANDS INC.

Dated: June 26, 2019	By:	/s/ Bradford R. Turner
Bradford R. Turner Chief Legal and Administrative Officer and Corporate Secretary

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